Exhibit 23.3

Consent of Independent Auditors

We hereby consent to the use in the Registration Statements on Form S-3 (File Numbers 333-125987, 333-136869 and 333-148813) of our report dated March 17, 2008 relating to the financial statements of Concord Debt Holdings, LLC which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
March 31, 2008